Exhibit 24

AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the Act covering the Registration of additional securities for the registration thereunder of up to $3,000,000,000 aggregate amount of its securities, does hereby appoint NICHOLAS K. AKINS, BRIAN X. TIERNEY, JULIA A. SLOAT and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have signed these presents this 21st day of October, 2014.

/s/ Nicholas K. Akins                /s/ Sandra Beach Lin
Nicholas K. Akins                Sandra Beach Lin

/s/ David J. Anderson                /s/ Richard C. Notebaert
David J. Anderson                Richard C. Notebaert

/s/ Lionel L. Nowell, III
Barney J. Beasley, Jr.                Lionel L. Nowell, III

/s/ Ralph D. Crosby, Jr.
Ralph D. Crosby, Jr.                Stephen S. Rasmussen

/s/ Linda A. Goodspeed            /s/ Oliver G. Richard, III
Linda A. Goodspeed                Oliver G. Richard, III

/s/ Thomas E. Hoaglin                /s/ Sara Martinez Tucker
Thomas E. Hoaglin                Sara Martinez Tucker

Exhibit 24

AMERICAN ELECTRIC POWER COMPANY, INC.

October 21, 2014

RESOLVED, that the preparation, execution, delivery and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 of the Company (this Registration Statement as it may hereafter be amended, together with all exhibits filed therewith, is herein called the "Registration Statement", and the prospectus forming a part thereof is herein called the "Prospectus") for the registration for public offering from time to time of securities of the Company (the "Securities"), as shall result in gross proceeds to the Company of $3 billion, is hereby authorized, ratified and approved, with such changes therein and amendments (including post-effective amendments) thereto as the Proper Officers (as defined below) of the Company, shall approve, such approval to be conclusively evidenced by such filing; and further

RESOLVED, that the Securities referred to in the preceding paragraph shall consist of:

(i)    senior debt securities, (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), to be issued from time to time in one or more series (a) separately, or (b) as part of Stock Purchase Units (as defined below), in each case, under a new indenture, the Indenture dated as of May 1, 2001, by and between the Company and The Bank of New York Mellon Trust Company N. A., as trustee (the "Indenture Trustee"), or the Junior Subordinated Indenture dated as of March 1, 2008, by and between the Company and The Bank of New York Mellon Trust Company N. A., as trustee (together with the Indenture Trustee, the "Trustee"), each as to be amended or supplemented, if required, by one or more amendments or supplemental indentures, as the case may be, to be entered into by and between the Company and the Trustee (collectively, the "Indenture"); and that the Debt Securities may be convertible (as such, the "Convertible Debt Securities") into shares of Common Stock (as defined below);

(ii)    shares of common stock, par value $6.50 per share, of the Company (the "Common Stock"), to be issued from time to time (a) separately, (b) upon the conversion of Debt Securities, (c) upon settlement of Stock Purchase Contracts (as defined below), or (d) upon settlement of Stock Purchase Units;

(iii)    stock purchase contracts (the "Stock Purchase Contracts") under which the holder, upon settlement, will purchase shares of Common Stock, to be issued from time to time in one or more series (a) separately or (b) as part of a Stock Purchase Unit;

(iv)    stock purchase units (the "Stock Purchase Units"), consisting of (a) a Stock Purchase Contract and (b) any of a Debt Security or a debt obligation of a third party, to be issued from time to time in one or more series; and further

RESOLVED, that the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, the Treasurer or Assistant Treasurer of the Company (each, a "Proper Officer") are each hereby authorized, in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Proper Officer, to execute and, when executed, to cause to be filed with the SEC in such form as any Proper Officer or such other officer may deem necessary or desirable, any and all amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, and any exhibits or other documents related thereto or required in connection therewith, as the Proper Officer executing the same shall approve, such approval to be conclusively evidenced by such execution and filing thereof; and that each such Proper Officer is hereby authorized to take any and all such further action in connection therewith as such officer may deem necessary or desirable in order that the Registration Statement may become and remain effective and in order that the Prospectus shall be kept current; and further

RESOLVED, that, if determined to be advisable at a later date, each Proper Officer be, and hereby is, authorized in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Proper Officer, to execute and, when executed, to cause to be filed with the SEC, a registration statement on Form S-3 (including exhibits and other documents related thereto) pursuant to Rule 462(b) under the 1933 Act covering the registration of additional Securities, and such additional Securities shall constitute Securities for all purposes of these resolutions; and further

RESOLVED, that each of the Company's Chief Financial Officer and Chief Accounting Officer be, and hereby is, authorized and directed, in the name of and on behalf of the Company, to act as an attorney-in-fact for the Company, with full power to act and with full power of substitution and resubstitution, to sign the Registration Statement, any and all amendments (including post-effective amendments) and supplements to the Registration Statement or the

462(b) registration statement referred to in the preceding resolution, together with any exhibits or other documents related thereto or required in connection therewith, in the name of and on behalf of the Company, and to file the same or cause the same to be filed with the SEC, with full power and authority to do and perform every act which such attorney-in-fact may deem necessary or desirable in connection therewith; and further

RESOLVED, that any Proper Officer is hereby authorized to approve and effect the issuance and sale of one or more series of Debt Securities, other than Convertible Debt Securities, and, in connection therewith, to determine and approve any terms, conditions and other provisions of such Debt Securities, as such Proper Officer shall deem to be in the best interests of the Company, subject to the limitation that such terms, conditions and other provisions shall not be inconsistent with those contained in the Indenture; and further

RESOLVED, that, subject to the limitations stated in these resolutions, any Proper Officer be, and hereby is, authorized to approve the form of any company order or supplemental indenture relating to any series of Debt Securities, if such Proper Officer shall deem such company order or supplemental indenture to be required, with such changes therein as any Proper Officer may approve, such approval to be conclusively evidenced by execution and delivery of any such company order or supplemental indenture by such Proper Officer; that any Proper Officer is hereby authorized to execute and deliver, in the name of and on behalf of the Company, Debt Securities of each series in the amount thereof and with such terms as shall have been determined by the Proper Officer pursuant to these resolutions; that the signature of each of such officers may be done by facsimile or manually; that Debt Securities bearing the manual or facsimile signatures of individuals who were at any time a Proper Officer shall bind the Company, notwithstanding that such individuals or any of them may cease to hold such offices prior to the execution, authentication and delivery of such Debt Securities; that any Proper Officer hereby is authorized to deliver or cause to be delivered the Debt Securities of each issue for authentication and delivery in the principal amount thereof as shall have been determined by the Proper Officer and in accordance with the terms of the Indenture and the underwriting agreement relating to such securities; that, upon the authentication of the Debt Securities, such Trustee will be authorized to deliver such Debt Securities as instructed by any Proper Officer and that any Proper Officer is hereby authorized to take any and all actions necessary or desirable, in the name of and on behalf of the Company, to enable the Company to meet its obligations under the

Indenture and the note or notes representing the Debt Securities which are issued.

The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of the Securities, there was to be filed with the SEC a Power of Attorney, dated October 21, 2014, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the 1933 Act covering the registration of additional securities) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

WHEREAS, the Company proposes to file with the SEC one or more Registration Statements (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the 1933 Act covering the registration of additional securities) for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Securities of the Company as shall result in gross proceeds to the Company of $3 billion (or the equivalent thereof in one or more foreign currencies or one or more currency units); and

WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated October 21, 2014, executed by certain of the officers and directors of this Company appointing Nicholas K. Akins, Brian X. Tierney, Julia A. Sloat and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

The Chairman advised the meeting as to the desirability of preserving a committee of the Board of Directors for the purpose of authorizing the amount, pricing and issuance of the Company's Securities that are Common Stock, Stock Purchase Contracts, Stock Purchase Units and Convertible Debt Securities, which committee should consist of no less than three members of the Board of Directors.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that, the Chairman of the Board of Directors, the Lead Director and the respective Chairpersons of the Finance Committee and the Human Resources Committee are hereby designated as the members of the Pricing Committee of the Board of Directors (the "Pricing Committee") which shall have and may exercise, to the fullest extent permitted by law, the full authority and power of the Board of Directors to take any and all actions which the Board of Directors could take in approving the issuance and establishing the aggregate amount or number (which shall not exceed the dollar amount remaining for offering and sale, plus any additional amount available for offering and sale pursuant to Rule 462(b) under the Securities Act of 1933), terms and related provisions of any Securities that are Common Stock, Stock Purchase Contracts, Stock Purchase Units and Convertible Debt Securities within the meaning of these resolutions, as amended, including, but not limited to

(i)    the number of shares of Common Stock and the number of Stock Purchase Units and the amount of Convertible Debt Securities to be offered and sold;

(ii)    the purchase price therefor to be paid by any underwriters and the initial public offering price thereof;

(iii)     the conversion price of any Convertible Debt Securities and the related conversion ratio;

(iv)    the settlement rate (including any formula for determining the same) of Stock Purchase Contracts that are part of Stock Purchase Units; and

(v)    the interest rate or distribution rate on, and the maturity date and redemption provisions of, any Debt Securities that are a component of Stock Purchase Units; and further

RESOLVED, subject to the immediately preceding resolutions, which hereby reserve to the Pricing Committee the power to determine the matters enumerated in clauses (i) through (v) thereof and other related pricing terms, the Pricing Committee, to the extent permitted by applicable law, is hereby authorized, by resolution or unanimous consent of the Pricing Committee to authorize any Proper Officer (as previously defined) to determine the other terms, conditions and provisions of the Securities to be offered and sold and to do or cause to be done all such acts and things and to execute any and all such further agreements, instruments, documents or certificates as they may deem necessary or advisable in order to effect the purposes and intent of the foregoing resolutions; and that the execution by officers of any such agreements, instruments, documents or certificates or the doing by them of any act in connection with the foregoing matters shall conclusively establish the authority therefor from the Company and the approval and certification, as the case may be, by the Company of the agreements, instruments, documents or certificates so executed and the action so taken.

The Chairman indicated to the meeting that it may be desirable that the Securities be listed on the New York Stock Exchange and in connection with any such application, to register the Securities under the Securities Exchange Act of 1934, as amended.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the New York Stock Exchange for the listing of up to $3 billion aggregate amount of Securities; and further

RESOLVED, that the Chief Financial Officer, the Treasurer and the Assistant Treasurer, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

RESOLVED, that the officers of this Company be, and they hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of up to $3 billion aggregate amount of Securities with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, in such form as the officers of this Company executing the same may determine; and further

RESOLVED, that the Proper Officers (as previously defined) be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the Proper Officers executing the same may approve, their execution to be conclusive evidence of such approval; and further

RESOLVED, that the Proper Officers be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Securities on the New York Stock Exchange.

The Chairman further explained that with respect to the issuance of Securities, it would be advisable for the Board to authorize the appropriate officers of the Company to take such other action as may be necessary to issue the Securities.

Thereupon, upon motion duly made and seconded, it was unanimously

RESOLVED, that, subject to the limitations stated in these resolutions, any Proper Officer be, and hereby is, authorized to approve the terms, conditions and other provisions of any agency agreement, underwriting agreement, selling agreement, remarketing agreement or such other similar agreements between the Company and the agents, underwriters or dealers, as the case may be, to be named therein (collectively, the “Underwriting Agreements”), providing for, among other things, the sale of any Securities authorized by these resolutions by or to such agents, underwriters or dealers, as the case may be or the remarketing thereof; and any Proper Officer is hereby authorized, in the name of and on behalf of the Company, to execute and deliver such Underwriting Agreements, with such changes therein, if any, as the officer executing the same may approve, such approval to be conclusively evidenced by such execution and delivery; and further

RESOLVED, that it is desirable and in the best interest of the Company that the Securities authorized by these resolutions be qualified and registered for sale in various jurisdictions; that any Proper Officer is hereby authorized to determine the jurisdiction in which appropriate action shall be taken to qualify or register for sale all or such part of such Securities as such officers may deem necessary or advisable; that such officers hereby are authorized to perform, in the name of and on behalf of the Company, any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action, so taken; and further

RESOLVED, that any Proper Officer be, and hereby is, authorized, to apply to any securities exchange if such application is determined to be in the best interests of the Company by such Proper Officer, which determination shall be conclusively evidenced by the filing of such application with such exchange, for the listing of the aggregate amount of Securities authorized by these resolutions (or the equivalent thereof in one or more foreign currencies or one or more currency units), and to cause to be prepared, to execute and, when executed, to cause to be filed with such exchange a listing application or applications with respect thereto and any agreements or other documents required in connection therewith, in the name of and on behalf of the Company, to make such changes in any of the same as may be necessary to conform with the requirements for listing, and to appear, if requested, before the officials of such exchange and to make all appropriate registrations or applications under any applicable securities laws, and further

RESOLVED, that the form of any indemnity agreement required by any such exchange in connection with any such listing application in respect of the Securities is hereby approved and any Proper Officer, is hereby authorized to execute and deliver an agreement in such form, and that the facsimile signatures to be employed as the signatures to be affixed to the Securities authorized by these resolutions, in the name of and on behalf of the Company, are hereby approved, such approval to be conclusively evidenced by such execution and delivery.

The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that Hunton & Williams LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

The Chairman then stated that it may be desirable for the Debt Securities to be provided some form of credit enhancement, including but not limited to a letter of credit, standby purchase agreement or surety bond to insure the payment of principal and interest as such payments become due or provide other methods of credit enhancement ("Credit Enhancement"). In this connection, the Company proposes to obtain such Credit Enhancement when deemed appropriate by entering into one or more agreements and other documentation, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval ("Credit Enhancement Agreement") with a bank or other financial institution or provider of a financial guaranty insurance or other policy or agreement ("Credit Enhancement Provider").

Thereupon, after discussion, on motion duly made and seconded, it was unanimously

RESOLVED, that in order to enhance the credit of one or more series of Debt Securities, each Proper Officer be, and hereby is, authorized to execute and deliver on behalf of the Company one or more Credit Enhancement Agreement with a Credit Enhancement Provider or other institution of his or her choice, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

RESOLVED, that each Proper Officer be, and hereby is, authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with the Credit Enhancement Agreement.